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                                                                    EXHIBIT 99.1


TALX ACQUIRES TWO HUMAN RESOURCE OUTSOURCERS,
SUBSTANTIALLY EXPANDING THE WORK NUMBER DATABASE

UPDATES GUIDANCE FOR FOURTH FISCAL QUARTER

ST. LOUIS--(BUSINESS WIRE)--March 27, 2002--TALX Corporation (NASDAQ: TALX - news) today announced the acquisition of two human resource outsourcing companies that specialize in unemployment cost management and related human resource applications -- The Frick Company, headquartered in St. Louis, Missouri, and the unemployment cost management business of Gates McDonald, a subsidiary of Nationwide Mutual Insurance Company, headquartered in Columbus, Ohio.

William W. Canfield, chairman and chief executive officer, said, "These transactions significantly enhance TALX's market position and will be immediately accretive to earnings." Benefits include:

         o the additional employment records available through these transactions will substantially expand the database for The Work Number(R), the nation's leading automated employment and income verification service;
         o the acquired businesses add complementary applications and capabilities to the company's core business of providing outsourced services for the human resource market; and
         o the expanded service offerings provide excellent cross-selling opportunities and position TALX to benefit from many large employers' desires to outsource more services from fewer vendors.

The businesses were acquired for approximately $125 million in cash, including transaction costs. A.G. Edwards & Sons, Inc. and CIBC World Markets served as financial advisors to TALX. The company financed $30 million of the purchase price with a three-year term loan and has also established a $10 million revolving line of credit for working capital purposes.

TALX also announced that revenue for its fourth fiscal quarter is expected to be in the $10.5 million to $11 million range. Canfield explained, "The Work Number has experienced lower-than-anticipated transaction volume, as both the mortgage and pre-employment screening markets are operating at a slower pace, which we attribute to the sluggish economic climate. Although flat with the prior sequential quarter, transaction volume in The Work Number is running 27 percent ahead of the same quarter last year. In the benefits enrollment business, the sales pipeline is healthy, but clients are delaying signing contracts, which we also believe is a result of economic conditions." TALX expects to earn 11 to 13 cents per share in the quarter, compared to 10 cents per share in the prior year's quarter.

Explaining more about the acquisitions, Canfield noted, "With The Work Number, we have staked out a leadership position in employment and income verification. We believe these acquisitions


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dramatically enhance our access to employment-related data. We anticipate that an additional 15 million records will be available to the service over the next several years. Expanding The Work Number's data reach is something the verifying community has long encouraged, because a more robust database means we can better serve their needs."

The acquisitions also diversify TALX's core human resource and payroll services business to include unemployment cost management services, another value-added human resource service. "There are significant opportunities to cross-sell these services into our client base with The Work Number, just as we've added FasTime(TM), the automated time entry and reporting service that became part of our service offerings through our acquisition of Ti3 last year," Canfield noted. "The Frick Company and the unemployment cost management business of Gates McDonald already have strong positions in their market niche, with a combined client base in excess of 6,000 employers, ranging from very large employers (more than 50 percent of the Fortune 500) to small employers with fewer than 200 employees. We see extensive cross-selling opportunities into this client base, as well, with our current line-up including The Work Number, electronic payroll services, W-2 eXpress(TM), FasTime, and eChoice(R). Many large employers are looking to consolidate outsourced applications with a fewer number of service providers and the addition of The Frick Company and Gates McDonald will position us well in that regard. Plus, acquisition of both of these companies establishes us as a leading provider of unemployment cost management services."

The acquired companies had combined 2001 annual revenue of approximately $70 million. Canfield said the excellent fit between the new businesses and TALX's existing services is anticipated to increase total consolidated revenue to approximately $140 million in the fiscal year ending March 31, 2003. He also noted that these acquisitions will be immediately accretive to earnings per share. With the addition of these companies, TALX expects fiscal 2003 EPS in the $0.95 to $1.00 range.

The Frick Company and Gates McDonald will operate as wholly owned subsidiaries of TALX, with senior managers of both companies reporting to Canfield.

"Just as we experienced a smooth integration of Ti3 last year, we look forward to having the transition of The Frick Company and Gates McDonald to TALX occur according to plan and quickly enhance our service capabilities," Canfield said. "Our confidence is bolstered by the fact that these are well-established businesses, each operating for more than 35 years. They have solid senior management teams and experienced staff. They also have all of the attributes we require in businesses that become part of TALX. We especially look at profitability, predictable revenue, the ability to expand The Work Number database and increase transaction volume, and a close fit with our human resource, payroll-services-focused business. We have long respected these firms, and we welcome them, their clients, and their employees to TALX."

A conference call to discuss the contents of this news release is scheduled for today at 4:15 p.m. Central Time (5:15p.m. Eastern Time). To participate in this call, dial 888/273-9887. A slide presentation will accompany the call on the Web at www.talx.com/2002. A digitized replay of the call will be in effect from 7:45 p.m. Central Time on March 27 through midnight on Friday, March 29, 2002. The replay number is 800/475-6701 with access code 633525.


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TALX Corporation is a leading application service provider (ASP) for the Human
Resource, Benefits and Payroll markets. TALX hosts applications that empower users to complete transactions independently utilizing multimedia including Web, interactive voice response, speech recognition, fax and e-mail. TALX's premier applications are The Work Number(R), America's leader in employment and salary verification, and benefits enrollment. Based in St. Louis, Missouri, TALX Corporation's common stock trades on the NASDAQ Stock Market(R) under the symbol TALX. For more information about TALX Corporation call 314/214-7000 or access the company's Web site at www.talx.com.

Statements in this news release expressing the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, the expected benefits of the acquisitions including the potential accretion to earnings, the potential expansion of The Work Number and cross-selling opportunities, expectations for revenues, the growth potential of The Work Number, W-2 eXpress, and our human resource and benefits application services, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements.

These risks and uncertainties include, without limitation, the risks detailed in the Company's final prospectus dated August 3, 2001, and those described in other documents and reports filed from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to (1) the Company's limited experience in integrating significant acquisitions, (2) uncertainty associated with the Company's ability to successfully integrate The Frick Company and the unemployment cost management business of Gates McDonald and realize the expansion of The Work Number(R) database, certain operating synergies, and cross-selling opportunities, (3) continuation of or further deterioration in general economic and business conditions, whether due to the development of or increase in hostilities or otherwise, (4) our ability to successfully market and expand The Work Number and our other products and services, (5) risk or uncertainty regarding possible applicability of the Fair Credit Reporting Act to The Work Number (6) intense competition in the interactive Web and interactive voice response industry, (7) risk of interruption of computer network and telephone operations, (8) risks associated with intellectual property rights,
(9) risks associated with lawsuits, (10) risks associated with rapid technological change, (11) risks associated with a lengthy sales cycle and (12) our ability to maintain the accuracy and confidentiality of employee information. We do not undertake or plan to update these forward-looking statements, even though our situation may change in the future.

Contact:
     TALX Corp., St. Louis
     Craig N. Cohen, 314/214-7000
     E-mail: cnc@talx.com